EXHIBIT 99.1

BOARD OF DIRECTORS RESOLUTION

SENTIENT BRANDS HOLDINGS, INC. (“SNBH”)

Date: February 20, 2026

WHEREAS, the Board of Directors (the “Board”) of Sentient Brands Holdings, Inc. (“SNBH”) has reviewed and considered proposals regarding corporate structure, operations, finance, and governance; and

WHEREAS, the Board deems it necessary and in the best interest of SNBH and its shareholders to optimize the audit process, reduce operating and overhead costs, and maintain profitability, compliance, and qualification for future financing.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the following actions, effective immediately unless otherwise specified:

Corporate Structure and Agreement Approvals

1.	Amendment to Wyoming Bears, Inc. Share Exchange Agreement: The Board approves the amendment to the Share Exchange Agreement with Wyoming Bears, Inc. (“WYB”), to formally increase SNBH ownership of WYB to 100%, with the effective date of that agreement as January 1st, 2026.

2.	Engagement of Jeanene Morgan as a Financial Controller & CFO with the respective authorizations to conduct all the activities associated with the above responsibilities. The reporting line is to the Board of Directors.

3.	Engagement of Serge Knazev in the capacity of President & COO effective January 1, 2026. The position has no salary and a per-project compensation structure. The reporting line is to the Board of Directors. Key objectives for the position include managing the subsidiaries’ operations, restructuring and strengthening the balance sheet, audit preparedness, and IT infrastructure. COO will have to recuse himself from any decisions pertaining to his investments, which can potentially create a conflict of interest, as per disclosures below.

Approval of Disclosures

○	Serge Knazev and Lee Puglisi (Investors): The Investors in GA3 Consortium, who are personally funding certain SNBH expenses, including but not limited to auditor, Edgarizer, transfer agent, and accounting system, via a non-interest-bearing loan, pursuant to the Emergency Funding Agreement (attached).

○	Debt and Equity Holdings: Serge holds 58,456 shares of SNBH purchased in the open market. He is also an active investor in American Industrial Group, Inc., a funding source and the manufacturing provider for the subsidiaries, and a non-executive Chairman of Concent, Inc., the Managing Member of GA3 Consortium, LLC, which holds two SNBH Notes with a principal value of $715,000, acquired from Leonite Capital. GA3 Consortium, LLC has funded certain SNBH expenses, including the OTCID annual subscription, through a non-interest-bearing forgivable loan.

BE IT FURTHER RESOLVED, that the officers of Sentient Brand Holdings, Inc. (the “Company”), acting collectively and in coordination with one another, and subject at all times to the oversight, approval, and direction of the Board of Directors, are hereby authorized and directed to take such actions, execute such documents, and incur such expenses only as jointly necessary or advisable to carry out the intent of these resolutions and to fulfill the objectives of streamlining the audit process, optimizing operating and overhead costs, and maintaining profitability, regulatory compliance, and eligibility for the Company’s equity credit line.

No officer shall act unilaterally or independently on behalf of the Company with respect to the foregoing matters, except as expressly authorized in writing by the Board or as required for ministerial execution of Board-approved actions.

CERTIFICATION

The undersigned hereby certifies that she is the duly elected and acting Secretary of Sentient Brands Holdings, Inc., a Nevada corporation, and that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said corporation on the date set forth above, which resolution has not been repealed or modified.

IN WITNESS WHEREOF, the undersigned has executed this Certification on the

/s/ Dionne Pendleton
Corporate Secretary and Treasurer

Reviewed & vetted by:

/s/ Chris Dieterich	/s/ Jeanene Morgan	/s/ Eric Bruns
Legal Counsel	Financial Controller & CFO	Board Chairman

/s/ Serge Knazev
President & COO